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                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  October 29, 1999

                           Focus Affiliates, Inc.
          (Exact name of registrant as specified in its charter)

                                  Delaware
             (State or other jurisdiction of incorporation)

          001-12571                             95-4467726
  (Commission File Number)        (I.R.S. Employer Identification No.)

       9314 Eton Avenue, Chatsworth, CA                   91311
  (Address of principal executive offices)             (Zip Code)

                              (818) 709-2300
           Registrant's telephone number, including area code

                             Intellicell Corp.
Former name or former address, if changed since last report.

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On October 29, 1999 (the "Closing Date"), Focus Affiliates, Inc.
("Focus") completed its acquisition of Cellular Wholesalers, Inc. ("CWI"), a privately held wholesale distributor of wireless phone products. The acquisition was accomplished through a merger (the "Merger") of CWI into Intellicell Merger Sub, Inc., a wholly-owned subsidiary of Focus ("Merger
Sub"), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 23, 1999 (the "Merger Agreement") among Focus, CWI, the principal stockholders of CWI, and Merger Sub.

     Under the terms of the Merger, CWI's stockholders were entitled to receive $5,000,000 in cash and 2,250,000 shares of Focus' common stock (the
"Base Consideration") plus an additional amount (the "Additional
Consideration") in the event the total stockholders' equity of CWI as of the Closing Date (the "Closing Date Equity") exceeds $177,667. The Additional
Consideration, if any, will consist of an additional number of shares of Focus common stock (the "Additional Shares") as equals the amount by which the Closing Date Equity exceeds $177,667 divided by $4; provided, that in no event will the number of Additional Shares exceed 2,250,000 shares.
Notwithstanding the foregoing, the cash portion of the Base Consideration will be reduced by the amount, if any, by which the Closing Date Equity is less than $1,177,667. Of the $5,000,000 cash portion of the Base
Consideration, $500,000 was reserved in escrow pending the determination of the Closing Date Equity. The Closing Date Equity will be determined within
30 days following the Closing Date by Focus' and CWI's independent certified public accountants. On the date the Merger Agreement was executed, Focus received a written opinion from its financial advisor that the consideration to be paid for CWI was fair to Focus from a financial point of view.

     To fund the cash payment by Focus to the CWI stockholders and related
Merger closing expenses, Focus sold:

     (1) $5,152,400 of convertible subordinated notes (the "Notes") in a private placement. Each Note is a one-year unsecured and subordinated obligation of Focus that bears interest at the rate of 4% per annum, which is payable at the maturity of the Note. If and when the Focus stockholders approve the conversion of the Notes, each $4.00 of Convertible Notes will automatically convert into one share of Focus common stock and one redeemable warrant to purchase one-half share of Focus common stock. These warrants have an exercise price of $4.00 and expire five years from the Closing Date.

     (2) $1,000,000 of subordinated debt (the "Debt") together with 150,000 warrants to Critical Capital Growth Fund, L.P. The Debt bears interest at 12% per annum, which matures in five years. The warrants have an exercise price of $5.55 and expire five years from the Closing Date.

     In connection with the Merger, Focus and Merger Sub agreed to appoint several designees of the CWI stockholders as directors of Focus and Merger
Sub and several former CWI officers as officers of Focus and Merger Sub.
Upon the closing of the Merger, Ronald

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Goldberg, Cary Maimon, and David Segneri, as CWI's designees, were appointed as directors of Focus and Merger Sub, and the following former CWI officers were appointed as officers of Focus and Merger Sub in the capacities specified: Ronald Goldberg (Senior Vice President--U.S. Operations), Melvyn
Cohen (Vice President - Finance and Administration), and Cary Maimon (Vice
President - General Manager).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a)  Financial Statements.

           Audited financial statements of CWI (incorporated by reference to Page 27 and Appendix C of the definitive proxy statement filed with the SEC on August 26, 1999 and first mailed to the stockholders of Focus on August 27, 1999).

      (b)  Pro Forma Financial Information

           Unaudited pro forma combined financial information of Focus and CWI (incorporated by reference to Appendix D of the definitive proxy statement filed with the SEC on August 26, 1999 and first mailed to the stockholders of Focus on August 27, 1999).

      (c)  Exhibits

           2.1 Amended and Restated Agreement and Plan of Merger, dated as of July 23, 1999, among Focus, Merger Sub, CWI and Principal
                 CWI Stockholders (incorporated by reference to Exhibit 10 of
                 Focus' Form 8-K filed on August 26, 1999).

           2.2 Certificate of Merger, as filed with the Delaware Secretary of State on October 29, 1999 (filed herewith).

           99 Page 27 and Appendices C and D of the definitive proxy statement filed with the SEC on August 26, 1999 and first mailed the stockholders of Focus on August 27, 1999
                 (incorporated by reference).

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Focus has duly caused this report to be signed on it s behalf by the undersigned hereunto duly authorized.


                                   FOCUS AFFILIATES, INC.

Date: November 5, 1999             By:   /s/  David Kane
                                   --------------------------------------
                                   David Kane, Chief Financial Officer



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                              INDEX TO EXHIBITS

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

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
2.2             Certificate of Merger, as filed with the Delaware Secretary of State on October 29, 1999.
